Exhibit 99.2

NEWS RELEASE
Construction Partners, Inc. Enters Nashville, TN Metro Area
Company Acquires 3 Hot-Mix Asphalt Plants

DOTHAN, AL, November 21, 2022 – Construction Partners, Inc. (NASDAQ: ROAD) (the “Company” or “CPI”), a vertically integrated civil infrastructure company specializing in the construction and maintenance of roadways across six southeastern states, today announced that it has acquired three hot-mix asphalt plants in the Nashville, Tennessee metro area from Blue Water Industries. These HMA plants and the related construction operations will be integrated as a bolt-on acquisition to CPI’s Alabama-based platform company, Wiregrass Construction Company, which maintains operations within close proximity to the Nashville metro area. In connection with the transaction, CPI also received cash and transferred ownership of its Daurity Springs Quarry in North Carolina to Blue Water Industries, while retaining aggregate sourcing rights from the quarry for its hot-mix asphalt plants in the central North Carolina area.
Fred J. (Jule) Smith, III, the Company’s President and Chief Executive Officer, said, “We are pleased to extend our footprint into the fast-growing Nashville metro area with today’s transaction, and we welcome more than 40 experienced and talented employees to our team. These new markets will serve as a strategic expansion of our nearby platform company, Wiregrass Construction Company. We are also looking forward to working with Ted Baker and his team at Blue Water Industries in both Tennessee and North Carolina, and we believe this transaction strategically strengthens both of our organizations.”
Ted Baker, President of Blue Water Industries, commented, “We are excited to have completed this transaction with Construction Partners, an experienced and trusted leader in the infrastructure sector. We believe today’s announcement is mutually beneficial for both organizations, and we look forward to growing together with CPI in Nashville and central North Carolina, two of the fastest growing regions in the country.”
About Construction Partners, Inc.
Construction Partners, Inc. is a vertically integrated civil infrastructure company operating across six southeastern states. Supported by its hot-mix asphalt plants, aggregate facilities and liquid asphalt terminal, the company focuses on the construction, repair and maintenance of surface infrastructure. Publicly funded projects make up the majority of its business and include local and state roadways, interstate highways, airport runways and bridges. The company also performs private sector projects that include paving and sitework for office and industrial parks, shopping centers, local businesses and residential developments. To learn more, visit www.constructionpartners.net.
Cautionary Note Regarding Forward-Looking Statements
Certain statements contained herein that are not statements of historical or current fact constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and 21E of the Securities Exchange Act of 1934. These statements may be identified by the use of words such as “seek” “continue,” “estimate,” “predict,” “potential,” “targeting,” “could,” “might,” “may,” “will,” “expect,” “should,” “anticipate,” “intend,” “project,” “outlook,” “believe,” “plan” and similar expressions or their negative. The forward-looking statements contained in this press release include, without limitation, statements relating to the benefits of a business acquisition and the expected results of the acquired business. These and other forward-looking statements are based on management’s current views and assumptions and involve risks and uncertainties that could significantly affect expected results. Important factors that could cause actual results to differ materially from those expressed in the forward-looking statements are set forth in the Company’s most recent Annual Report on Form 10-K, its subsequent Quarterly Reports on Form 10-Q, its Current Reports on Form 8-K and other reports the Company files with the SEC. Forward-looking statements speak only as of the date they are made. The Company assumes no obligation to update forward-looking statements to reflect actual results, subsequent events, or circumstances or other changes affecting such statements except to the extent required by applicable law.

Contact:
Rick Black
Dennard Lascar Investor Relations
ROAD@DennardLascar.com
(713) 529-6600